UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2016

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15281 (Commission File Number)	76-0233274 (I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2016, the Board of Directors (the “Board”) of Repros Therapeutics Inc. (the “Company”) elected Patrick Fourteau, age 68, to the Board, effective immediately, to fill an existing vacancy on the Board. Mr. Fourteau has also been named to serve as the Chairman of the Board.

Mr. Fourteau’s term will expire at the Company’s next annual stockholders meeting to be held in June 2016, and Mr. Fourteau will be nominated to stand for re-election at that time. Effective upon joining the Board, Mr. Fourteau becomes eligible to receive the standard compensation provided by the Company to its other non-employee directors, as most recently disclosed in the Company’s proxy statement for its 2015 annual meeting of stockholders, and he will also receive options to purchase 100,000 shares of the Company’s common stock, vesting in equal annual installments on the date of grant and the first two anniversaries thereof, exercisable at the closing price of the Company’s common stock on the date he joined the Board.

Mr. Fourteau currently serves as the Chief Executive Officer and a member of the Board of Directors of New Haven Pharmaceutical. Mr. Fourteau served as President and Chief Executive Officer of Shionogi from 2008 until 2010. Prior to the acquisition of Sciele Pharma by Shionogi, Mr. Fourteau served as President and CEO of Sciele Pharma from 2003 until 2008 and served on the board of directors of Sciele from 2004 until 2008. Mr. Fourteau served as President of Worldwide Sales of inVentiv Health, Inc. from 2000 to 2002. Mr. Fourteau served as President of various divisions of St. Jude Medical, Inc. from 1995 to 2000 and as an Executive of Eli Lilly and Company prior to 1995. Mr. Fourteau is a member of the Board of Directors of Insys Therapeutics, Inc. (NASDAQ: INSY), a specialty pharmaceutical company that develops and commercializes innovative drugs and novel drug delivery systems of therapeutic molecules. Mr. Fourteau earned his MBA from Harvard University and a B.A. and M.A. in Mathematics from the University of California, Berkeley. We believe that Mr. Fourteau’s executive experience in corporate development, particularly in the healthcare industry, adds key skills to the Repros board.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1.	Press release dated May 16, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC.

By:	/s/ Kathi Anderson
Kathi Anderson
CFO

Dated: May 16, 2016

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EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press release dated May 16, 2016

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